Exhibit 99.1
For Immediate Release
Local.com Reports First Quarter 2009 Financial Results
Reports Positive Cash Flow from Operations First Quarter 2009;
Projects Adjusted Net Income Second Quarter 2009
IRVINE, CA, May 6, 2009 — Local.com Corporation (NASDAQ: LOCM), a leading local search site and network, today reported its financial results for the first quarter of 2009.
SUMMARY RESULTS
(in thousands, except per share amounts)

	Q1 2009	Q4 2008	Q1 2008
Revenue	$11,064	$9,573	$8,842

GAAP net loss	$(2,856)	$(2,165)	$(2,759)

Less interest income and other, net	(3)	(21)	(135)
Plus provision for income taxes	1	—	1
Plus non-cash depreciation, amortization and stock compensation	1,011	935	1,211
Plus non-recurring charges	658	—	—

Adjusted Net Loss *	$(1,189)	$(1,251)	$(1,682)

GAAP net loss per share	$(0.20)	$(0.15)	$(0.19)
Adjusted Net Loss per share *	$(0.08)	$(0.09)	$(0.12)

Weighted average shares outstanding	14,433	14,446	14,204

Cash	$11,076	$12,142	$14,742

*	See detailed reconciliation of GAAP to non-GAAP measures in the financial tables attached to this release.
“Despite the economic headwinds, Local.com achieved strong results across our business during the first quarter,” said Heath Clarke, Local.com chairman and CEO. “As a result of our strategy discipline, we completed two successful acquisitions with minimal impact to our cash balance, and achieved record traffic across our platform. Local.com will continue to pursue select transactions this year in order to more fully leverage our leading local search site and network, and we remain bullish for the remainder of 2009.”
Results Highlights:

•	Revenue — First quarter 2009 revenue of $11.1 million exceeded prior mid-range guidance of $10.7 million, and represents a sequential increase of 16% over the fourth quarter 2008 and a year-over-year increase of 25% from the first quarter 2008.

•	Net Loss — First quarter 2009 net loss was $2.9 million or ($0.20) per share, compared to the fourth quarter 2008 net loss of $2.2 million or ($0.15) per share. Excluding first quarter 2009 acquisition and non-recurring charges of approximately $700,000 or ($0.05), the first quarter 2009 net loss was sequentially flat when compared to the fourth quarter 2008. Net loss for the first quarter 2008 was $2.8 million or ($0.19) per share.

•	Adjusted Net Income/Loss — First quarter 2009 Adjusted Net Loss was $1.2 million or ($0.08) per share. This compares to an Adjusted Net Loss of $1.3 million or ($0.09) per share in the fourth quarter of 2008, and an Adjusted Net Loss of $1.7 million or ($0.12) per share in the first quarter 2008.
Adjusted Net Income/Loss is defined as net income/loss excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges and non-recurring charges.
An explanation of the company’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures is included below and a reconciliation between GAAP and non-GAAP measures, where appropriate, is included in the financial tables attached to this release.
•	Return to positive cash flow from operations — The company achieved positive cash flow from operating activities for the first quarter 2009.

•	Return to profitability — The company achieved Adjusted Net Income for the month of March 2009.

•	Cash — The company achieved positive cash flow from operations for the first quarter 2009 and exited the quarter with $11.1 million in cash.

•	Stock buyback — As of yesterday, May 5, 2009, the company has repurchased 131,239 shares of common stock at an average price of $2.56 under the stock repurchase program approved by the board of directors in October 2008.
First Quarter Operating and Recent Highlights:
•	Record Search Traffic — The company reported record search traffic of 60 million monthly unique visitors (MUVs) on the Local.com site and network during the first quarter of 2009, up 18% from 51 million MUVs during the fourth quarter of 2008, and up 32% from 45.4 million MUVs during the first quarter of 2008.

•	Organic Search Traffic — The company reported organic search traffic of 27 million monthly unique visitors on the Local.com site and network during the first quarter of 2009, up 4% from 26 million during the fourth quarter of 2008, and up 59% from 17 million during the first quarter of 2008.

•	Monetization of Traffic — Revenue per thousand visitors (RKV) was $246, down 11% from $275 RKV in the fourth quarter of 2008 and up 8% from $228 RKV in the first quarter of 2008.

•	Acquisition of Local Business Customers — On March 9, 2009, the company acquired approximately 14,200 local business customers for $3.1 million in cash. Excluding non-recurring acquisition related charges, the transaction was immediately accretive. The company completed the transfer of the advertiser listings in March.

•	Acquisition of Web Hosting Customers — On February 18, 2009, the company acquired approximately 11,800 web hosting customers for approximately $1.2 million in cash. Excluding non-recurring acquisition related charges, the transaction was immediately accretive.
•	Small Business Customer Base — Billable customers numbered approximately 30,000 as of March 31, 2009.

•	Technology Licensees — The number of licensees for the company’s local search technologies grew to 48 during the first quarter of 2009, up from 40 in the fourth quarter of 2008 and up from 12 in the first quarter of 2008.

•	Renewed and Expanded Distribution Agreement with Idearc Media — Superpages.com’s advertisers now receive preferred placement on Local.com’s expanded network of sites.

•	Won MarCom Award for “Best of Local” Website and Campaign — For work that ‘exceeded a high standard of excellence and served as a benchmark for the industry as a whole.’

•	Appointed New Chief Financial Officer Brenda Agius — An industry veteran with extensive financial experience in the publicly traded global online advertising sector, M&A and corporate financing.
“Much of my decision to join Local.com was based on the company’s strategic vision,” said Brenda Agius, chief financial officer. “I believe that our first quarter results are a testament that our vision is coming to fruition. We are poised for strong second quarter growth and as a team we are very much focused on continuing that trend through the end of the year. I am pleased that our guidance for the second quarter reflects an Adjusted Net Income and Adjusted Net Income per share.”
Second Quarter and Fiscal 2009 Financial Guidance:
The company expects second quarter 2009 revenue to be between $12.5 and $13.2 million, which at the midpoint represents a 16% sequential increase over the first quarter of 2009. The company expects net loss for the second quarter of 2009 to be between $900,000 and $1.2 million or between ($0.06) and ($0.08) per share, and to include the following items:
•	interest and other income and (expenses) of $1,000;

•	depreciation and amortization of $862,000;

•	and stock based compensation charges of $474,000
Excluding the above figures from net loss, Adjusted Net Income is expected to be between $100,000 and $400,000 or between $0.01 and $0.03 per diluted share for the second quarter of 2009.
The net loss per share forecast assumes a weighted average share count of 14.3 million. The Adjusted Net Income per share assumes a weighted average share count of 14.7 million, taking into account the dilutive effect of stock options and warrants.
For fiscal 2009, the company increased guidance on revenues from $50 million to $52 million.
Conference Call Information:
Chairman and CEO Heath Clarke, President and COO Bruce Crair and CFO Brenda Agius will host a conference call today at 4:30 p.m. ET to discuss the results and outlook. Investors and analysts can participate in the call by dialing 1-866-825-1709 or 1-617-213-8060, passcode # 34523312. To listen to the webcast, or to view the press release, please visit the Investor Relations section of the Local.com website at: http://ir.local.com.

The replay can be accessed for one week starting at 7:00 p.m. ET the day of the call by dialing 1-888-286-8010 or 1-617-801-6888, passcode # 87910395. A replay of the webcast will be available for approximately 90 days at the company’s website, starting approximately one hour after the completion of the call.
About Local.com®
Local.com (NASDAQ: LOCM) is a leading local search site and owns and operates the largest private label, local search network in the United States. The company uses patented technologies to provide over 20 million consumers each month with the most relevant search results for local businesses, products and services on Local.com and over 700 regional media sites. Businesses can target ready-to-purchase consumers using a variety of advertising products. To advertise, visit http://corporate.local.com/advertisewithus or call 1-888-857-6722. For more information visit: www.local.com or http://corporate.local.com/.
Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘projects,’ ‘bullish’ and similar expressions and phrases, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, incorporate our local-search technologies, market the Local.com domain as a destination for consumers seeking local-search results, grow our business by enhancing our local-search services, successfully expand and implement our outsourced, direct subscription advertising sales efforts, increase the number of businesses that purchase our subscription advertising products, expand our Advertiser and Distribution Networks, integrate and effectively utilize our acquisitions’ technologies, develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Non-GAAP Financial Measures
This press release includes the non-GAAP financial measure of “Adjusted Net Income/Loss” which we define as net income/loss excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges and non-recurring charges. Adjusted Net Income/Loss, as defined above, is not a measurement under GAAP. Adjusted

Net Income/Loss is reconciled to net loss and loss per share which we believe are the most comparable GAAP measures.
Management believes that Adjusted Net Income/Loss provides useful information to investors about the company’s performance because it eliminates the effects of period-to-period changes in income from interest on the company’s cash and marketable securities, expense from the company’s financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense and non-recurring charges which are not directly attributable to the underlying performance of the company’s business operations. Management uses Adjusted Net Income/Loss in evaluating the overall performance of the company’s business operations.
A limitation of non-GAAP Adjusted Net Income/Loss is that it excludes items that often have a material effect on the company’s net income and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted Net Income/Loss in conjunction with GAAP net loss and loss per share measures. The company believes that Adjusted Net Income/Loss provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of overall performance, and as a base-line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP, it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income or earnings per share.
# # #
Investor Relations Contact:
Deirdre Skolfield, CFA
Local.com
949-789-5228
dskolfield@local.com
Media Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com

LOCAL.COM CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	March 31,	December 31,
	2009	2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,076	$12,142
Restricted cash	81	31
Accounts receivable, net of allowances of $118 and $60, respectively	5,613	5,270
Prepaid expenses and other current assets	253	374

Total current assets	17,023	17,817

Property and equipment, net	1,066	1,073
Intangible assets, net	6,008	2,158
Goodwill	13,231	13,231
Long-term restricted cash	35	35
Deposits	12	12

Total assets	$37,375	$34,326

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,303	$5,608
Accrued compensation	1,038	545
Deferred rent	168	199
Other accrued liabilities	663	564
Deferred revenue	3,464	64

Total liabilities, all current	12,636	6,980

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 30,000 shares authorized; 14,347 and 14,446 issued and outstanding, respectively	—	—
Additional paid-in capital	85,390	85,141
Accumulated deficit	(60,651)	(57,795)

Stockholders’ equity	24,739	27,346

Total liabilities and stockholders’ equity	$37,375	$34,326

LOCAL.COM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2009	2008
Revenue	$11,064	$8,842

Operating Expenses:
Search serving	1,109	1,453
Sales and marketing	9,250	7,643
General and administrative	2,352	1,443
Research and development	856	878
Amortization and write-down of intangibles	355	318

Total operating expenses	13,922	11,735

Operating loss	(2,858)	(2,893)

Interest and other income (expense)	3	135

Loss before income taxes	(2,855)	(2,758)

Provision for income taxes	1	1

Net loss	$(2,856)	$(2,759)

Per share data:

Basic net loss per share	$(0.20)	$(0.19)

Diluted net loss per share	$(0.20)	$(0.19)

Basic weighted average shares outstanding	14,433	14,204
Diluted weighted average shares outstanding	14,433	14,204
Supplemental consolidated statements of operations information:
(in thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
Sales and marketing	$183	$240
General and administrative	236	339
Research and development	67	71

Total stock-based compensation expense	$486	$650

Basic and diluted net stock-based compensation expense per share	$0.03	$0.05

LOCAL.COM CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(2,856)	$(2,759)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	525	561
Provision for doubtful accounts	75	—
Non-cash equity expense related to stock option issuances	486	650
Changes in operating assets and liabilities:
Accounts receivable	(356)	(2,160)
Prepaid expenses and other	121	24
Accounts payable and accrued liabilities	2,256	2,226
Deferred revenue	3,400	(50)

Net cash provided by (used in) operating activities	3,651	(1,508)

Cash flows from investing activities:
Capital expenditures	(163)	4
Proceeds from sales of marketable securities	—	2,000
Increase in restricted cash	(50)	—
Purchases of intangible assets	(4,267)	—

Net cash provided by (used in) investing activities:	(4,480)	2,004

Cash flows from financing activities:
Repurchases of common stock	(237)	—
Swing sale profit contribution	—	3
Payment of financing related costs	—	(15)

Net cash used in financing activities	(237)	(12)

Net (decrease) increase in cash and cash equivalents	(1,066)	484
Cash and cash equivalents, beginning of period	12,142	14,258

Cash and cash equivalents, end of period	$11,076	$14,742

Supplemental Cash Flow Information:
Interest paid	$2	$—

Income taxes paid	$1	$1

LOCAL.COM CORPORATION
RECONCILIATION OF NET LOSS TO ADJUSTED NET LOSS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2009	2008
Net loss	$(2,856)	$(2,759)

Less interest income and other, net	(3)	(135)
Plus provision for income taxes	1	1
Plus amortization of intangibles	355	318
Plus depreciation	170	243
Plus stock-based compensation	486	650
Plus non-recurring charges:
Acquisition-related charges and change in officer	658	—

Adjusted Net Loss	$(1,189)	$(1,682)

Basic and diluted Adjusted Net Loss per share	$(0.08)	$(0.12)

Basic and diluted weighted average shares outstanding	14,433	14,204